Exhibit 99(a)

Innovation for the Real World	news release

FOR RELEASE: April 24, 2009	MEDIA CONTACT: Lindsey Williams — 248.813.2528
INVESTOR CONTACT: Eric Creech — 248.813.2498
DELPHI GAINS COURT APPROVAL
TO AMEND ACCOMMODATION AGREEMENT
Court Also Enters Order to Disband Official Committee of Equity Security Holders
Troy, Mich. — Delphi Corp. (PINKSHEETS: DPHIQ) today announced that during its April 23, 2009 Omnibus Hearing, the Bankruptcy Court for the Southern District of New York approved Delphi’s motion to enter into a Second Supplement to the Second Amendment to its Accommodation Agreement with certain participating lenders. Delphi is continuing its discussions with GM and the Auto Task Force and working with its other stakeholders in an effort to successfully resolve Delphi’s reorganization cases.
     The Court also approved Delphi’s motion to disband the Official Committee of Equity Security Holders as a result of changed circumstances in Delphi’s chapter 11 reorganization cases. The Court Order can be obtained at http://www.delphidocket.com.
     Information on the case can also be obtained on the Bankruptcy Court’s website with Pacer registration: http://www.nysb.uscourts.gov. For more information about Delphi and its operating subsidiaries, visit Delphi’s website at www.delphi.com.
FORWARD-LOOKING STATEMENTS
This press release as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance.  Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility, its advance agreement with GM, to obtain an extension of term or other amendments as necessary to maintain access to such facility and advance agreement, and partial temporary accelerated payments agreement with GM; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to achieve all of the conditions to the effectiveness of those portions of the Amended and Restated Global Settlement Agreement and Amended and Restated Master Restructuring Agreement with GM which are contingent on Delphi’s emergence from chapter 11; the ability of the Company to obtain Court approval to modify the Plan which was confirmed by the Court on January 25, 2008, to confirm such modified plan or any other subsequently filed plan of reorganization and to consummate such plan; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the proposed modifications to its Plan as filed with the Court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers.  Additional factors that could affect future results are identified in the Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC, including the risk factors in Part I. Item 1A. Risk Factors, contained therein.  Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.  Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.  It is possible that Delphi’s common stock may have no value and claims relating to prepetition liabilities may receive no value.
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